Exhibit 16.1

Clyde Bailey, P. C.
--------------------------------------------------------------------------------
www.clydecpa.com                                     Certified Public Accountant
----------------                                        10924 Vance Jackson #404
mailto:clyde@clydecpa.com                               San Antonio, Texas 78230
-------------------------                                   (210)-699-1287 (ofc)
                                           (888)-699-1287 . (210)-691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's


August 24, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 24, 2004, to be filed by our former client, Quest Resource Corporation. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,



/s/ Clyde Bailey
CLYDE BAILEY, P. C.